As filed with the Securities and Exchange Commission on November 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0357827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Illinois St.

San Francisco, CA 94158

(415) 978-1200

(Address of principal executive offices)

1999 Stock Plan

2005 Stock Plan

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Thomas B. Neff

Chief Executive Officer

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(415) 978-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen Sato

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	21,968,577 shares	$2.00 - $22.47	$250,707,505.11	$29,132.21

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans set forth herein.
(2)	The number of shares reserved for issuance under the 2014 Equity Incentive Plan will automatically increase on January 1 each year, starting on January 1, 2016 and continuing through and including January 1, 2024, by the lesser of (a) 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year or (b) a number determined by the Registrant’s board of directors.
(3)	Pursuant to the terms of the 2014 Equity Incentive Plan, any shares subject to outstanding awards granted under the Registrant’s 2005 Stock Plan that (a) expire or terminate for any reason prior to exercise or settlement; (b) are forfeited or reacquired because of the failure to meet a contingency or condition required to vest such shares or are repurchased at the original issuance price; or (c) are otherwise reacquired or withheld (or not issued) to satisfy a tax withholding obligation in connection with an award shall become available for issuance pursuant to share awards granted under the 2014 Equity Incentive Plan.
(4)	The number of shares reserved for issuance under the 2014 Employee Stock Purchase Plan will automatically increase on January 1 each year, starting on January 1, 2016 and continuing through and including January 1, 2024, by the lesser of (a) 1% of the total number of shares of the Registrant’s common stock outstanding on December 31 of the preceding calendar year and (b) 1,200,000 shares of common stock.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based (a) upon the weighted average exercise price for outstanding options granted under the Registrant’s 1999 Stock Plan, (b) upon the weighted average exercise price for outstanding options granted under the Registrant’s 2005 Stock Plan, (c) with respect to outstanding options and restricted stock units granted under the Registrant’s 2014 Equity Incentive Plan, upon the initial public offering price per share of the Registrant’s common stock set forth on the cover page to the Registrant’s prospectus dated November 13, 2014 relating to its initial public offering or (d) with respect to shares reserved for future grant under the Registrant’s 2014 Equity Incentive Plan and issuance under the Registrant’s 2014 Employee Stock Purchase Plan, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on November 14, 2014. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 1999 Stock Plan	8,787	$2.00(5)(a)	$17,574.00
Shares issuable upon the exercise of outstanding options granted under the 2005 Stock Plan	12,736,863	$4.20(5)(b)	$53,494,824.60
Shares issuable upon the exercise of outstanding options and restricted stock units granted under the 2014 Equity Incentive Plan	2,246,994(2)(3)	$18.00(5)(c)	$40,445,892.00
Shares reserved for future issuance under the 2014 Equity Incentive Plan	5,375,933(2)(3)	$22.47(5)(d)	$120,797,214.51
Shares reserved for future issuance under the 2014 Employee Stock Purchase Plan	1,600,000(4)	$22.47(5)(d)	$35,952,000.00
Proposed Maximum Aggregate Offering Price			$250,707,505.11
Registration Fee			$29,132.21

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by FibroGen, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on November 14, 2014 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 originally filed on October 1, 2014 (File No. 333-199069), as amended, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed, and the registration statement on Form S-1 filed on November 13, 2014 (File No. 333-200189).

(b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on November 12, 2014 (File No. 001-36740), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of directors and officers to the fullest extent permissible under Delaware law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

2.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws also provide the Registrant’s board of directors with discretion to indemnify employees and other agents when determined appropriate by the Registrant’s board of directors.

The Registrant has entered and expects to continue to enter into indemnification agreements with its directors, executive officers and other employees as determined by the Registrant’s board of directors in addition to the indemnification provisions provided for in its charter documents. The Registrant also maintains customary directors’ and officers’ liability insurance.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

3.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended Certificate of Incorporation of the Registrant, as presently in effect.

4.2(2)	Amended and Restated Bylaws of the Registrant, as presently in effect.

4.3(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	FibroGen, Inc. Amended and Restated 1999 Stock Plan.

99.2(5)	Form of incentive stock option agreement under the FibroGen, Inc. Amended and Restated 1999 Stock Plan.

99.3(6)	Forms of 2010 and 2013 amendments to the form of incentive stock option agreement under the FibroGen, Inc. Amended and Restated 1999 Stock Plan applicable to options amended pursuant to the Registrant’s 2010 amendment and exchange offer.

99.4(7)	FibroGen, Inc. Amended and Restated 2005 Stock Plan.

99.5(8)	Forms of stock option agreement, restricted stock purchase agreement and stock appreciation right agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan.

99.6(9)	Form of stock option agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan applicable to options exchanged pursuant to the Registrant’s 2010 amendment and exchange offer.

99.7(10)	Form of 2010 amendment to the form of stock option agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan applicable to options amended pursuant to the Registrant’s 2010 amendment and exchange offer.

99.8(11)	Form of 2013 amendment to the form of stock option agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan applicable to options amended or exchanged pursuant to the Registrant’s 2010 amendment and exchange offer.

99.9(12)	FibroGen, Inc. 2014 Equity Incentive Plan, and forms of agreement thereunder.

99.10(13)	FibroGen, Inc. 2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.2(i) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.2(ii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.2(iii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.3(i) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.3(ii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.3(iii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.3(iv) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.

4.

(11)	Previously filed as Exhibit 10.3(v) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(12)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(13)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.

5.

ITEM 9.	UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated

6.

by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 18th day of November, 2014.

FIBROGEN, INC.

By:	/s/ Thomas B. Neff
Name: Thomas B. Neff
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas B. Neff and Pat Cotroneo, jointly and severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS B. NEFF Thomas B. Neff	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 18, 2014

/S/ PAT COTRONEO Pat Cotroneo	Vice President, Finance, and Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2014

/S/ THOMAS F. KEARNS JR. Thomas F. Kearns Jr.	Director	November 18, 2014

/S/ KALEVI KURKIJÄRVI, PH.D. Kalevi Kurkijärvi, Ph.D.	Director	November 18, 2014

/S/ MIGUEL MADERO Miguel Madero	Director	November 18, 2014

/S/ RORY B. RIGGS Rory B. Riggs	Director	November 18, 2014

/S/ ROBERT PEDRO ROSENKRANZ, PH.D. M.B.A. Robert Pedro Rosenkranz, Ph.D. M.B.A.	Director	November 18, 2014

/S/ JORMA ROUTTI, PH.D. Jorma Routti, Ph.D.	Director	November 18, 2014

/S/ JAMES A. SCHOENECK James A. Schoeneck	Director	November 18, 2014

8.

/S/ JULIAN N. STERN Julian N. Stern	Director	November 18, 2014

/S/ TOSHINARI TAMURA, PH.D. Toshinari Tamura, Ph.D.	Director	November 18, 2014

9.

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended Certificate of Incorporation of the Registrant, as presently in effect.

4.2(2)	Amended and Restated Bylaws of the Registrant, as presently in effect.

4.3(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	FibroGen, Inc. Amended and Restated 1999 Stock Plan.

99.2(5)	Form of incentive stock option agreement under the FibroGen, Inc. Amended and Restated 1999 Stock Plan.

99.3(6)	Forms of 2010 and 2013 amendments to the form of incentive stock option agreement under the FibroGen, Inc. Amended and Restated 1999 Stock Plan applicable to options amended pursuant to the Registrant’s 2010 amendment and exchange offer.

99.4(7)	FibroGen, Inc. Amended and Restated 2005 Stock Plan.

99.5(8)	Forms of stock option agreement, restricted stock purchase agreement and stock appreciation right agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan.

99.6(9)	Form of stock option agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan applicable to options exchanged pursuant to the Registrant’s 2010 amendment and exchange offer.

99.7(10)	Form of 2010 amendment to the form of stock option agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan applicable to options amended pursuant to the Registrant’s 2010 amendment and exchange offer.

99.8(11)	Form of 2013 amendment to the form of stock option agreement under the FibroGen, Inc. Amended and Restated 2005 Stock Plan applicable to options amended or exchanged pursuant to the Registrant’s 2010 amendment and exchange offer.

99.9(12)	FibroGen, Inc. 2014 Equity Incentive Plan, and forms of agreement thereunder.

99.10(13)	FibroGen, Inc. 2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.2(i) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.2(ii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.2(iii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.3(i) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.3(ii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.3(iii) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.3(iv) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.

10.

(11)	Previously filed as Exhibit 10.3(v) to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(12)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.
(13)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 1, 2014, as amended, and incorporated by reference herein.

11.